Exhibit 4.4
                                                                       Version 2








                         CAPITAL AUTO RECEIVABLES, INC.

                                     SELLER


                                       AND


                  GENERAL MOTORS ACCEPTANCE CORPORATION

                                    SERVICER


                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO

                                     TRUSTEE



                                 ---------------



                         POOLING AND SERVICING AGREEMENT

                          DATED AS OF ________ __, 199_



                                 ---------------


                                $----------------


                           GMAC 199____ GRANTOR TRUST

                         ____% ASSET BACKED CERTIFICATES


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                                TABLE OF CONTENTS
                                                                           Page
                                                                         -------
PART I...............................................................       1

      CREATION OF TRUST .............................................       1

PART II..............................................................       1

      CONVEYANCE OF RECEIVABLES......................................       1

PART III.............................................................       1

      ACCEPTANCE BY TRUSTEE..........................................       2

PART IV..............................................................       2

     STANDARD TERMS AND CONDITIONS OF AGREEMENT......................       2

PART V...............................................................       2

      SPECIAL DEFINITIONS AND TERMS..................................       2

PART VI..............................................................       5

      NOTICES........................................................       5

LOCATION OF SCHEDULE OF RECEIVABLES..................................       7
























                                      - i -


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      THIS POOLING AND  SERVICING  AGREEMENT,  dated as of ________ __, 199_, is made with respect to the formation of the GMAC 199_-_ Grantor Trust (the "Trust"), among Capital Auto Receivables, Inc., a Delaware corporation, as Seller (the "Seller"), General Motors Acceptance Corporation, a corporation incorporated under the New York Banking Law relating to investment companies, as Servicer (the "Servicer"), and The First National Bank of Chicago, a national banking association, as Trustee (the "Trustee"). This Agreement sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "GMAC Grantor Trusts Standard Terms and Conditions of Agreement" identified therein (herein called the "Standard Terms and Conditions of Agreement") and such provisions as are set forth in full herein and such
provisions  as  are  incorporated  herein  by  reference   constitute  a  single
instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Agreement.

      In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                     PART I

                                CREATION OF TRUST

      1.01. Creation of Trust. There is hereby formed a trust to be known as the GMAC 199_-___ Grantor Trust.

                                     PART II

                            CONVEYANCE OF RECEIVABLES

      2.01. Conveyance of Receivables. In consideration of the Trustee's delivery to, or upon the order of, the Seller of Certificates ("Certificates") in an aggregate amount equal to the Aggregate Amount Financed, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (subject to the obligations herein):

      (a) all right, title and interest of the Seller in, to and under the Receivables listed on the Schedule of Receivables which is on file at the locations listed on Exhibit A hereto and (i) in the case of Schedule Interest Receivables, all monies due thereunder on and after the Cutoff Date and (ii) in the case of Simple Interest Receivables, all monies received thereon on and after the Cutoff Date, in each case, exclusive of any amounts allocable to the premium for physical damage insurance covering any related Financed Vehicle;

      (b) the interest of the Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and, to the extent permitted by law, any accessions thereto;

      (c) except for those Receivables originated in Wisconsin, the interest of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Financed Vehicles or Obligors;

      (d) the interest of the Seller in any proceeds from recourse against Dealers on Receivables;

      (e) all right, title and interest of the Seller in, to and under the Purchase Agreement (other than Section 5.05 thereof), including the right of the Seller to cause General Motors Acceptance Corporation to repurchase Receivables under certain circumstances; and

      (f)  the   interest   of  the  Seller  in  any   proceeds   of  the
property described   in  clauses   (a),  (b) and (e)  above.

      It is the intention of the Seller and the Trust that the transfer and assignment contemplated by this Agreement shall constitute a sale from the Seller to the Trust of the Receivables and other property described above and the beneficial interest in and title to such property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfer and assignment did not constitute a sale or that such beneficial interest is a part of the Seller's estate, then the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of Seller's right, title and interest in, to and under such property and the Seller hereby grants such security interest. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC.

      The foregoing sale, transfer and assignment does not constitute and is not intended to result in any assumption by the Trustee of any obligation of the Seller to the Obligors, Dealers, insurers or any other person in connection with the Receivables, the Dealer Agreements, any insurance policies or any other agreement or instrument relating to any of them.

      2.02 Assignment of Representations and Warranties as to the Receivables. Pursuant to Section 2.01(e), the Seller assigns to the Trustee, in trust for the benefit of the Certificateholders, all of its right, title and interest in, to and under the Purchase Agreement (other than Section 5.05 thereof). Such assigned right, title and interest includes representations and warranties of General Motors Acceptance Corporation made to the Seller pursuant to Section 3.02(a) of the Purchase Agreement. The Seller hereby represents and warrants to the Trustee that the Seller has taken no action which would cause such representations and warranties of General Motors Acceptance Corporation to be false in any material respect as of the Closing Date, and acknowledges that the Trustee relies on the representations and warranties of the Seller under this Agreement and of General Motors Acceptance Corporation under the Purchase Agreement in accepting the Receivables in trust and executing and delivering the Certificates. The foregoing representation and warranty speaks as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Trustee.


                                    PART III

                              ACCEPTANCE BY TRUSTEE

      3.01. Acceptance by Trustee. The Trustee does hereby accept all consideration conveyed by the Seller pursuant to Paragraph 2.01, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Pooling and Servicing Agreement.

                                     PART IV

               STANDARD TERMS AND CONDITIONS OF AGREEMENT

      4.01. Incorporation of Standard Terms and Conditions of Agreement. This Pooling and Servicing Agreement does hereby incorporate by reference the Standard Terms and Conditions of Agreement in their entirety, in the form attached hereto.

                                     PART V

                          SPECIAL DEFINITIONS AND TERMS

      5.01. Special Definitions and Terms. Whenever used in the Standard Terms and Conditions of Agreement and as used in this Pooling and Servicing Agreement, the following words and phrases shall have the following meanings:

      Aggregate Amount Financed: $________________

      Basic  Servicing  Fee  Rate:  ___%   per  annum.

      Class A Percentage: ____%

      Class B Percentage: ____%

      Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this instrument is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attn: Corporate Trust Administration.

      Cutoff Date: ________ _, 199_.

      Depository: The Trustee or any successor depository bank or trust company appointed pursuant to Section 4.01 of the Standard Terms and Conditions of Agreement.

      Distribution Date: With respect to a Monthly Period, the 15th day of the next succeeding calendar month or, if such 15th day is not a Business Day, the next succeeding Business Day, commencing ________ __, 199_.

      Final Scheduled Distribution Date: ________ 15, 199_.

      Liquidation Expenses: With respect to a Liquidating Receivable without recourse to a Dealer, $300.00 as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer's customary procedures, for refurbishing and disposition of the Financed Vehicle and other out-of-pocket costs related to the liquidation. With respect to a Liquidating Receivable with recourse to a Dealer, $0.

      Optional Purchase Percentage:  10%.

      Pass Through Rate:  ____% per annum.

      Purchase Agreement: The agreement, dated as of ________ __, 199_ between General Motors Acceptance Corporation and the Seller, pursuant to which the Seller purchased the Receivables.

      Required Deposit Rating: A rating on short-term unsecured debt obligations of P-1 by Moody's Investors Service, Inc, A-1+ by Standard & Poor's Ratings Services and, if rated by Fitch Investors Service, L.P., a rating of F-1+ by Fitch Investors Service, L.P. Any requirement that short-term unsecured debt obligations have the "Required Deposit Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

      Specified Subordination Spread Account Balance: With respect to any Distribution Date, an amount equal to ________________, except that, in the event that on any Distribution Date (i) the average of the Charge-off Rates for the preceding three months exceeds 2.0% or (ii) the average of the Delinquency Percentages for the preceding three months exceeds 1.5%, then the Specified Subordination Spread Account Balance for such Distribution Date will be an amount equal to a specified percentage of the aggregate Principal Balance as of the close of business on the related Accounting Date. Such specified percentage shall be determined by deducting from ______ the following fraction, expressed as a percentage: (x) 1 minus (y) a fraction, the numerator of which is the Class A Certificate Balance and the denominator of which is the aggregate Principal Balances of all Receivables held by the Trust, both as of the close of business on such Record Date preceding such Distribution Date. Notwithstanding the foregoing for any Distribution Date, in no event (except as described below) shall the Specified Subordination Spread Account Balance be more than ____________ or less than ________________. On any Distribution Date on which the Class A Certificate Balance is equal to or less than _____________________ after giving effect to distributions on such Distribution Date, the Specified Subordination Spread Account Balance will be the greater of the applicable balance determined as described above or _____________. For purposes of calculating the average Charge-off Rate or Delinquency Rate for the three-month periods ending on _____ __, 199_ and ______ __, 199_, the Servicer shall calculate the applicable Rate for the Receivables during the two calendar months and one calendar month, respectively, prior to the Cutoff Date, and shall use such calculations in determining the three-month average for such Rate.

      Subordination Initial  Deposit: $_____________

      Trust Formation Date: __________ __, 199_



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                                     PART VI

                                     NOTICES

      7.01. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at the following address: Capital Auto Receivables, Inc., Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, with a copy to: L. B. LaCombe, Jr., Vice President, 3031 West Grand Boulevard, Detroit, Michigan 48202, (b) in the case of the Servicer, at the following address: J. B. Van Orman, Jr., Vice President, General Motors Acceptance Corporation, 3044 West Grand Boulevard, Detroit, Michigan 48202, and
(c) in the case of the Trustee, at the Corporate Trust Office, or at such other address as shall be designated by such party in a written notice to the other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      7.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                          CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER


                          By: ________________________________
                              Title:





                          GENERAL MOTORS ACCEPTANCE CORPORATION
                                    SERVICER


                          By: ________________________________
                                     Title:





                          THE FIRST NATIONAL BANK OF CHICAGO
                                     TRUSTEE


                          By: ________________________________
                                     Title:

                                                                       Exhibit A




                  LOCATIONS OF SCHEDULE OF RECEIVABLES



                         The Schedule of Receivables is
                           on file at the offices of:

                     1.  The First National Bank of Chicago

                     2.  General Motors Acceptance Corporation

                     3.  Capital Auto Receivables, Inc.